Exhibit 10.16

Contract No.: (2009) Jian Yang (Di) Zi No. 0023

Maximum Mortgage Contract

Important Notes: This Maximum Mortgage Contract (the “Contract”) is made by and between the parties on the basis of equality and voluntariness after consultations in accordance with the laws. All the terms and conditions of the Contract are the true representations of the intents of the parties. In order to safeguard the lawful rights and interests of the Mortgagor, the creditor hereby requests the Mortgagor to read the terms and conditions of the Contract in boldface and pay sufficient attention to the content thereof.

Mortgagee: Industrial and Commercial Bank of China Limited Jianyang Sub-branch (hereinafter referred to as “Party A”)

Mortgagee: Qiu Ansheng

Business Address: No. 5 Renmin Road, Jianyang City

Telephone and Fax: _5843362___________________

Mortgagor: Fujian Shengda Food Development Co., Ltd. (hereinafter referred to as “Party B”)

Legal Representative: Zhan Youdai

Business Address or Domicile: Shuinan Industrial Park, Songxi County

Telephone and Fax: ____________________

(individually the “Party”, or collectively, the “Parties”)

With a view to ensuring realization of the creditor’s rights of Party A, Party B provides mortgage guarantee (counter guarantee) to Party A on a voluntary basis. In order to specify the rights and obligations of both parties, both Parties hereby conclude this Contract after equal consultations and pursuant to the Contract Law of the People's Republic of China, Guarantee Law of the People's Republic of China, Property Rights Law of the People's Republic of China and other relevant laws and regulations.

ARTICLE 1         SECURED PRINCIPAL CREDITOR’S RIGHTS

1.1 The principal creditor’s rights secured by Party B shall be Party A’s creditor’s rights against the Debtor pursuant to the financial derivatives agreements such as loan contracts, bank acceptance agreements, L/C issuance contracts, guarantee agreements, as well as other financing documents (hereinafter referred to as the “Master Contract”) signed with Fujian Yaxin Food Co., Ltd. (hereinafter referred to as the “Debtor”) within the maximum balance of RMB 4,710,000 (in words: RMB FOUR MILLION SEVEN HUNDRED AND TEN THOUSAND YUAN ONLY) (in case of any discrepancies between the amount in figures and in words, the amount in words shall prevail) during such period as from April 1st, 2009 to March 31st, 2011 (including the commencement date and expiration date thereof), whether such creditor’s rights are due upon expiration of the foregoing period, or created prior to the establishment of the maximum mortgage.

1.2 The maximum balance as mentioned above means the total balance in RMB converted from the creditor’s rights in different currencies at the exchange middle rate published by Party A as of the date of determination of the principal creditor’s rights for which Party B shall assume the guarantee responsibility.

ARTICLE 2         SCOPE OF MORTGAGE GUARANTEE

Maximum mortgage guarantee provided by Party B covers the principal and interests, penalty interests, compound interests, liquidated damages, loss damages as well as the costs for enforcing the mortgage rights (including but not limited to litigation costs, attorney’s fees, evaluation fees), provided that, the costs for enforcing the mortgage rights shall be first deducted from the realized proceeds from the collateral under the Contract (the “Collateral”), and excluded from the maximum balance as specified in Article 1.1.

ARTICLE 3         COLLATERAL

3.1 For the Collateral, see the List of Collateral which operates as an appendix hereto, and shall have equal effect in law as this Contract.

3.2 Effect of Party A’s mortgage rights shall be extended to the appendant, accessory right, appurtenance, additions, natural and legal fruits of the Collateral, substitute of the Collateral, and insurance moneys, damages and compensations resulting from damage, loss or expropriation of the Collateral.

3.3 In case of attachment of the Collateral by the people’s court in accordance with the law resulting from failure by the Debtor to discharge the due debts or the circumstances of enforcing the mortgage rights as specified herein, as from the date of the attachment, Party A shall have the right to collect the natural and legal fruits arising from the Collateral, and such fruits shall be first used to offset against the costs for collection of fruits.

3.4 Provisions in the List of Collateral for the value of the Collateral will not be deemed as the valuation basis at the time of disposal by Party A of the Collateral, without any limitation on Party A’s exercise of the mortgage rights.

3.5 Ownership certificates and relevant information concerning the Collateral shall be kept by Party A after confirmation by both Parties, unless otherwise specified by laws and regulations.

3.6 During the period of existence of the mortgage rights, Party B shall maintain the Collateral in good condition, and not use the Collateral by unreasonable means which may result in impairment of the value thereof. Party A shall have the right to inspect the use and management of the Collateral at any time.

3.7 Party B shall immediately notify Party A of any damage, loss or expropriation of the Collateral, and timely furnish to Party A the certificate issued by the competent authorities or departments concerning the damage, loss or expropriation of the Collateral.

3.8 The insurance moneys, damages or compensations obtained by Party B resulting from damage, loss or expropriation of the Collateral shall be first used to earlier discharge the debts of the Debtor under the Master Contract, or with the consent of Party A to resume the value of the Collateral, or deposited to the account designated by Party A, so as to guarantee the discharge of the debts under the Master Contract.  The portion of the value not impaired shall continue to guarantee for the principal creditor’s rights.

3.9 If any act by Party B will suffice to impair the value of the Collateral, it shall immediately stop the foregoing act, and in case of impairment of the value of the Collateral, shall be liable to resume the value of the Collateral or provide the guarantee equivalent to the impaired value.

ARTICLE 4         MORTGAGE REGISTRATION

Both Parties shall handle the mortgage registration procedures with the relevant mortgage registration authorities within ten (10) days of signing. Where the change of registration is required in accordance with the law due to changes in the mortgage registration matters, both parties shall complete the mortgage registration procedures in a timely manner.

ARTICLE 5         INSURANCE

5.1 Party B shall complete the procedures to insure the Collateral as per the requirements of Party A within fifteen (15) days after the Contract has been executed.  If the Collateral cannot be insured in a one-time procedure by reason of the insurer, Party B shall complete the procedures to renew the insurance and make sure that the Collateral is covered by continuous property insurance during the term of the Contract.

5.2 It shall be noted in the insurance policy that when a claim arises, Party A shall be the person with the first priority (the first beneficiary) and the insurer shall pay the insurance benefits to Party A directly. There shall not be any clause in the insurance policy which restricts the rights and interests of Party A.

5.3 During the term of the Contract, Party B shall not suspend or cancel the insurance for any reason; if the insurance is suspended.  Party A has the right to complete the insurance procedures in lieu of Party B at the cost of Party B.

5.4 In case of any insured accident to the Collateral during the term of the Contract, the insurance compensation shall be executed as per the provision in Article 3.8.

ARTICLE 6         DETERMINATION OF PRINCIPAL CREDITOR’S RIGHTS

The creditor’s Rights to the maximum mortgage shall be determined in any of the following circumstances:

A. The terms and conditions set out in Article 1.1 expire;

B. It is impossible for new creditor’s Rights to occur;

C. The mortgaged property is seized or sequestrated;

D. The Debtor or Party B is declared bankrupt or void;

E. Others circumstances of creditor’s Rights determination stipulated by law.

ARTICLE 7         FLOATING MORTGAGE

7.1 If Party B mortgages its existing and future manufacturing equipment, raw materials, semi-finished products and products, the mortgaged property will be determined at the time when any of the following circumstances occur:

A.	Party A's creditor’s rights have not been fulfilled upon maturity of the debts;

B.	Party B is declared bankrupt or is void;

C.	The circumstances occur as set out in Article 8.1 in which Party A has its mortgage rights implemented;

D.	Other circumstances occur in which the implementation of Party A's creditor’s Rights is severely affected.

7.2 In case Party B provides the foregoing properties as the guarantee for the maximum mortgage, in addition to this clause, the other provisions herein will be applicable.

ARTICLE 8         IMPLEMENTATION OF MORTGAGE RIGHTS

8.1 Party A has the right to implement its mortgage rights in any of the following circumstances:

A.	The Debtor has not paid off the principal debts due (including advance payment due) to Party B.

B.	In the circumstances set out in Article 3.9 herein, Party B has not restored the value of the Collateral or provided a guarantee equal to the decreased value thereof.

C.	Party B or the Debtor is involved in an involuntary application for bankruptcy or closure, dissolution, suspension, or its business license is revoked or it is voided;

D.	Party B has been disciplined to set the Collateral under the movable property floating mortgage because it disobeyed the fair trade principle during the production and operation;

E.	The other circumstances as stipulated by laws and regulations in which Party A can implement its mortgage rights.

8.2 When Party A has its mortgage rights implemented, by negotiating with Party B, it may have priority in satisfying its claim from the proceeds of the auction or sale of the Collateral accordingly, or convert the Collateral into money to offset the debts owed by the Debtor. If Party A and Party B have not reached an agreement on the way of implementing the mortgage rights, Party A may apply with the People’s Court directly for an auction or sale of the Collateral.

8.3 If the proceeds from disposal of the Collateral are in a different currency from the Master Contract currency, the proceeds shall be converted into the Master Contract currency in accordance with the applicable exchange rate published by Party A and shall be paid to clear all debts due to Party A.

ARTICLE 9         STATEMENT AND GUARANTEE OF PARTY B

Party B has made the following statement and guarantee to Party A:

9.1 Party B is the owner of the Collateral under the Contract or business management personnel authorized by the People’s Republic of China. It enjoys the complete right of disposition concerning the Collateral. The Collateral shall not have any disputes of ownership, utilization right or business management right.  Party B has gained all necessary authorizations or approvals for mortgage guarantee for Party A according to the procedures and power limits stipulated in the Party B’s Articles of Association and in compliance with the laws, regulations and other relevant stipulations.

9.2 Once it is a listed company or subsidiary of listed company, it promises to fulfill information exposure obligations to the guaranteed matters in a timely manner according to the Securities Law of the People’s Republic of China, Stock Listing Stipulations of Securities Exchange of the People’s Republic of China, relevant laws, stipulations and regulations.

9.3 Party B is willing to provide mortgage guarantee for the Debtor.  It has completely represented its true intent under the Contract.

9.4 It can set up mortgage to the Collateral without any limitation.

9.5 In case of any defect in the Collateral, it has to offer adequate and reasonable explanations to such defect.

9.6 The Collateral are not sealed, confiscated or supervised according to law.

9.7 Once the Collateral are completely or partially leased, it has to notify the Lessee of the existing mortgage and notify Party A of relevant leasing conditions in written form.

9.8 The Collateral is not used to set up a mortgage for other debtors or it has been used to set up mortgage yet but such set-up has already been notified by Party A in writing.

9.9 The Collateral does not belong to a common property; or in spite of as a common property, the Collateral has been gained a written approval of co-owner concerning the mortgage.

ARTICLE 10      PARTY B’S PROMISE

Party B has made the following promise to Party A:

10.1 In case of any of the following conditions, Party B has to continue to fulfill guarantee obligations according to the Contract without prior approval:

A.	Party A and Principal Debtor have reached an agreement to change the Master Contract which has not aggravated the guarantee liability of Party B;

B.	Party A has transferred the Principal creditor’s Rights and maximum mortgage rights.

10.2 Without Party A’s written approval, it is forbidden to set up any form of mortgage and pledge on the Collateral or lease, transfer or offer the Collateral to any third party.  Moreover, the Collateral should be protected against any damage.

10.3 Party B has to bear various contract execution and performance expenses including, but not limited to, the insurance, appraisal, price evaluation, registration and other relevant expenses.

10.4 Once Party A’s mortgage rights shall or may be damaged by any third party, Party B has to notify Party A in a timely manner and assist Party A to avoid such damage.

10.5 Party B has to positively coordinate with Party A to fulfill mortgage rights; it is forbidden to set up any obstacle to prevent Party A from exercising the mortgage rights.

10.6 Party B has to notify Party A of any of the following circumstances:

A.	Any change in the Articles of Association, business scope, registered capital, legal representative, or stock equity;

B.	Business closure, disbandment, settlement, business shutdown for rectification, revocation of business license, cancellation or bankruptcy application;

C.	Circumstances that concern or may involve serious economic dispute, lawsuit and arbitration or sealing, confiscation or supervision of properties according to law;

D.	Once Party B is a natural person, its address, work unit and contact method are changed.

10.7 Party A has to sign and accept Party A’s written notification in a timely manner.

10.8 Once Party A’s Principal creditor’s Rights have other guarantee, Party A has the right to decide guarantee sequence regardless of guarantee provision by the Debtor or a third party. Party B promises not to defend due to this. Once Party A has abandoned, changed or lost other guarantee rights and interests under the main contract, Party B’s guarantee responsibilities remain valid and will not be invalidated, reduced or exempted.

ARTICLE 11      PARTY A’S PROMISE

Party A has made the following promise to Party B:

11.1 Party A has to keep confidential relevant documents and financial materials delivered by Party B in the course of fulfilling the obligations and other secret information in other relevant materials unless otherwise stipulated in relevant laws and regulations or other agreement in this Contract.

11.2 Once the proceeds from the disposition of the Collateral have balance upon repayment of all the debts within maximum mortgage scope, Party A shall return the balance to Party B in a timely manner.

ARTICLE 12      BREACH OF CONTRACT

12.1 Once any Party has failed to fulfill any obligations under the Contract or has violated any statement, guarantee and promise under the Contract upon its validation, it constitutes a breach of contract. The breaching Party has to compensate for the other Party’s losses.

12.2 Once either Party has breached the Contract (except for other stipulations in this contract), the other Party has the right to adopt any other measures stipulated in Chinese laws, stipulations and regulations.

ARTICLE 13      VALIDATION, CHANGE AND TERMINATION

13.1 The Contract becomes valid since the date of signature and expires upon Party A’s repayment of total claims.

13.2 Both Parties to the Contract have to negotiate for any contractual changes and reach a written agreement. The changed provisions or agreement constitute a part of the Contract and have the same legal validity as the Contract. The provisions remain valid except for the changed content; the original contractual provisions are still valid before the validation of changed content.

13.3 Any failure of any contractual provision to be validated or fulfilled shall not affect the validity and feasibility of other provisions as well as the validity of the whole Contract.

13.4 The change and termination of the Contract shall not affect the rights of both Parties for compensation. The termination of the Contract shall not affect the validity of dispute settlement provisions in the Contract.

ARTICLE 14      DISPUTE SETTLEMENT

The execution, validity, interpretation, fulfillment and dispute settlement of the Contract shall be governed by applicable Chinese laws. Party A and Party B have to negotiate for the settlement of all the disputes arising from or relating to this Contract; in case such negotiation fails, they have to settle the disputes according to the second method as follows:

A.
Submit the dispute to     /      arbitration committee and conduct arbitration in _________ (location of arbitration) according to the effective arbitration stipulations. The arbitration result is final and legally binding upon both Parties.

B.	File a lawsuit in the local court within Party A’s location.

ARTICLE 15      MISCELLANEOUS

15.1 Party B cannot transfer its total or partial rights or obligations under the Contract without Party A’s written approval.

15.2 Once Party A has failed to exercise or has partially exercised or has delayed any contractual rights, it will not constitute the abandonment or change to such rights or any other rights.  Besides, it will not affect further performance of such rights or any other rights.

15.3 Party A has the right to provide relevant contractual information and other information for the basic credit information database of People’s Bank of China or any other lawful credit database pursuant to relevant laws, stipulations, standard documents or requirements of financial supervision and management institution and serve for the qualified institution or individual for searching and utilization. Party A has the right to search Party B’s relevant information through the basic credit information database of People’s Bank of China or other credit database set up according to law for the purpose of executing and fulfilling the Contract.

15.4 The Contract is prepared in three originals, one for Party A, Party B and the registration institution respectively, all of which are equal in legal force.

ARTICLE 16      OTHER MATTERS AGREED BY BOTH PARTIES

Article 16.1  _____________________________________________

Article 16.2 ______________________________________________

Appendix: List of Collateral

Party A: Industrial and Commercial Bank of China Limited Jianyang Sub-branch
(Official Seal)

Authorized Signatory: Qiu Ansheng (Signature/Seal)

Party B: Fujian Shengda Food Development Co., Ltd. (Official Seal)
Legal Representative (Authorized Agent): Zhan Youdai (Signature/Seal)

Co-owner of Collateral:   (Signature/Seal)

Date of Signature: April 1st, 2009

List of Collateral
No.	Collateral Name	Property Ownership Certificate	Location	Area (m2)	Estimated Value (RMB10,000)	Loan Amount (RMB10,000)
1	Land use right	Tan Guo Yong (2009) No. 00612	Taxia Industrial Park, Jianyang City	17165.30

				17165.30

Mortgagor: Fujian Shengda Food Development Co., Ltd. (Official Seal)

Mortgagee: Industrial and Commercial Bank of China Limited Jianyang Sub-branch (Official Seal)

April 1st, 2009

Mortgage Contract (2009) Jian Yang (Di) Zi No. 0023 includes the following:

List of Collateral
No.	Collateral Name	Property Ownership Certificate	Location	Area (m2)	Estimated Value (RMB10,000)	Loan Amount (RMB10,000)
1	Production building	Tan Fang Quan Zheng Jian Yang Zi No. 20091018	Taxia Industrial Park, Jianyang City	1200.53
2	Production building	Tan Fang Quan Zheng Jian Yang Zi No. 20091019	Taxia Industrial Park, Jianyang City	1896.09
	Production building	Tan Fang Quan Zheng Jian Yang Zi No. 20091020	Taxia Industrial Park, Jianyang City	1461.91

	Total			4558.53

Mortgagor: Fujian Shengda Food Development Co., Ltd. (Official Seal)

Mortgagee: Industrial and Commercial Bank of China Limited Jianyang Sub-branch (Official Seal)

April 1st, 2009

Resolution of Shareholders’ Meeting

The Shareholders’ Meeting of Fujian Shengda Food Development Co., Ltd. hereby passed a resolution authorizing the mortgage of the Company’s land use rights (Certificate No.: Tan Guo Yong (2009) No. 00612, Area: 17165.30m2) and three industrial factory buildings (Tan Fang Quan Zheng Zi No. 20091018, Area: 1200.53m2; Tan Fang Quan Zheng Zi No. 20091019, Area: 1896.09m2; Tan Fang Quan Zheng Zi No. 20091020, Area: 1461.91m2, total area: 4558.53m2) to Industrial and Commercial Bank of China Limited Jianyang Sub-branch for the purpose of handling business financing for Fujian Yaxin Food Co., Ltd.

Signatures of Shareholders:

Zhou Youfeng
Zhan Youdai

Fujian Shengda Food Development Co., Ltd. (Official Seal)
March 30, 2009